Offering Statement for
Sidekick Technologies, Inc. (“Sidekick”)

This document is generated by a website that is operated by NetCapital Systems, LLC ("Netcapital"), which is not a registered broker-dealer. Netcapital does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities listed here are being offered by, and all information included in this document are the responsibility of, the applicable issuer of such securities. Netcapital has not taken any steps to verify the adequacy, accuracy or completeness of any information. Neither Netcapital nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy or completeness of any information in this document or the use of information in this document.

All Regulation CF offerings are conducted through Netcapital Funding Portal Inc. ("Portal"), an affiliate of Netcapital, and a FINRA/SEC registered funding-portal. For inquiries related to Regulation CF securities activity, contact Netcapital Funding Portal Inc.:

Paul Riss
paul@netcapital.com

Netcapital and Portal do not make investment recommendations and no communication, through this website or in any other medium, should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, Regulation A, D and CF offerings, and start-up investments in particular are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Company

  What is the name of the issuer?
  Sidekick Technologies, Inc.

Eligibility

  The following are true for Sidekick Technologies, Inc.:
    Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
    Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
    Not an investment company registered or required to be registered under the Investment Company Act of 1940.
    Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).
    Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
    Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.
  Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?
  No.

Directors of the Company

  Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer. List all positions and offices with the issuer held and the period of time in which the director served in the position or office. List the employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Alex Arata

  Dates of Board Service
  01/2017 - Current
  Principal Occupation
  Co-Founder of Sidekick Technologies, Inc.
  Positions with Sidekick Technologies, Inc.

  Board member

  Dates of Service
  01/2017 - Current
  Business Experience

  MOFILM

  Principal Business
  Advertising
  Title
  President, MOFILM N.A.
  Dates of Service
  01/2011 - 03/2017
  Responsibilities

  Business development, strategy, investor relations, marketing

  Andrew Austin

  Dates of Board Service
  01/2017 - Current
  Principal Occupation
  Co-Founder of Sidekick Technologies, Inc.
  Positions with Sidekick Technologies, Inc.

  Board member

  Dates of Service
  01/2017 - Current
  Business Experience

  Reebok International, Inc

  Principal Business
  Apparel & Accessories
  Title
  Director of Business Planning
  Dates of Service
  06/2007 - 12/2016
  Responsibilities

  Oversee implementation of international market growth strategies

  Dave Dombroski

  Dates of Board Service
  01/2017 - Current
  Principal Occupation
  Co-founder of Sidekick Technologies, Inc.
  Positions with Sidekick Technologies, Inc.

  Board member

  Dates of Service
  01/2017 - Current
  Business Experience

  Concierge Handyman

  Principal Business
  Construction
  Title
  Owner
  Dates of Service
  01/2007 - 06/2016
  Responsibilities

  Owner/operator of small handyman services company

Officers of the Company

  Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer. List any prior positions and offices with the issuer and the period of time in which the officer served in the position or office. List any other employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Alex Arata

  Positions with Sidekick Technologies, Inc.

  CEO

  Dates of Service
  01/2017 - Current
  Responsibilities

  Strategy, investor relations, marketing, product development

  Business Experience

  MOFILM

  Principal Business
  Advertising
  Title
  President, MOFILM N.A.
  Dates of Service
  01/2011 - 03/2017
  Responsibilities

  Business development, strategy, investor relations, marketing

  Andrew Austin

  Positions with Sidekick Technologies, Inc.

  COO/CFO

  Dates of Service
  01/2017 - Current
  Responsibilities

  Operations, financials, strategy, product development

  Business Experience

  Reebok International, Inc

  Principal Business
  Apparel & Accessories
  Title
  Director of Business Planning
  Dates of Service
  06/2007 - 12/2016
  Responsibilities

  Oversee implementation of international market growth strategies

  Dave Dombroski

  Positions with Sidekick Technologies, Inc.

  Chief Community Officer

  Dates of Service
  01/2017 - Current
  Responsibilities

  Hire, train and manage all Sidekicks and workforce community members

  Business Experience

  Concierge Handyman

  Principal Business
  Construction
  Title
  Owner
  Dates of Service
  01/2007 - 06/2016
  Responsibilities

  Owner/operator of small handyman services company

Principal Security Holders

  Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being “beneficially owned.” You should include an explanation of these circumstances in a footnote to the “Number of and Class of Securities Now Held.” To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

  John A Arata

  Securities
  2,020,166
  Class
  Common
  Voting Power
  33.3%

  Andrew Austin

  Securities
  2,020,166
  Class
  Common
  Voting Power
  33.3%

  Dave Dombroski

  Securities
  1,229,668
  Class
  Common
  Voting Power
  33.3%

Business and Anticipated Business Plan

  Describe in detail the business of the issuer and the anticipated business plan of the issuer.

  Sidekick takes a different approach to a problem no company has been able to solve – dramatically changing the home improvement process. Introducing The Sidekick – a locally based concierge to manage all home improvement needs. Whether it’s on a project basis or through a home property management program, the Sidekick is a homeowner’s single point of contact to manage everything from sourcing bids, to selecting contractors, to invoicing and issue resolution. Not only does the Sidekick act as a trusted advisor on behalf of the homeowner throughout the process, they also provide much needed administrative support to a pre-qualified community of contractors, allowing them to work better, faster, and cheaper.

  For additional information, please see attached BusinessPlan.pdf

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

  Material factors that make an investment in Sidekick Technologies, Inc. speculative or risky:

    Sidekick is a start-up private service company with all the inherent risks associated with such a speculative venture. Investors should not invest unless they can bear the loss of their entire investment due to the speculative nature of start-up companies, including Sidekick.

    We choose not to list the numerous risks that could adversely affect Sidekick’s business because as a start-up company there are infinite risks. Below are examples of some of these potential risks.

    As a service based business, if Sidekick does not acquire and retain enough customers this could negatively impact the business.

    As an early stage start-up business, if Sidekick does not secure enough investments this could jeopardize Sidekick’s ability to continue the business.

    As a service based business Sidekick’s staff is important to sustaining its business – if Sidekick is not able to recruit and retain qualified staff this could jeopardize Sidekick’s ability to adequately service its customers.

    If the economy takes a downturn this could have a negative impact on Sidekick’s business.

The Offering

Sidekick Technologies, Inc. (“Company”) is offering securities under Regulation CF, through NetCapital Funding Portal Inc. (“Portal”). Portal is a FINRA/SEC registered funding portal and will receive cash compensation equal to 4.9% of the value of the securities sold through Regulation CF. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest.

The Company plans to raise between $10,000 and $399,160 through an offering under Regulation CF. In the event the Company fails to reach their offering target of $10,000, any investments made under offering will be cancelled and the investment funds will be returned to the investor.

  What is the purpose of this offering?

  Sidekick has a simple mission – to inspire people to do more for their home by simplifying the home improvement process. Our ability to execute on this mission relies on a community-driven approach to growth, knowing that success in this space often hinges on word of mouth support and trust built directly with our homeowners. For this reason, we are excited to partner with crowdfunding platform, Netcapital, to make a portion of our equity available for investment to the friends, family and homeowners who mean most to our business.

  Over the past eight months, Sidekick has successfully proven business model viability, expanded its offerings to homeowners, and ramped up growth in a second region, resulting in a 5x expansion of town reach. With money raised from this offering, we will:

    Hire new Sidekicks to further expand our geographic reach throughout Greater Boston
    Continue executing marketing playbook to drive awareness, engagement and retention
    Further develop tech roadmap, prioritizing short term functionalities that deliver improved customer experience and operational efficiency.
  How does the issuer intend to use the proceeds of this offering?
	If Target Offering Amount Sold	If Maximum Amount Sold
Total Proceeds	$10,000	$399,160
Less: Offering Expenses	$490	$19,559
Net Proceeds	$9,510	$379,601
Staffing	$0	$265,722
Marketing	$9,510	$75,920
Technology	$0	$37,960
Total Use of Net Proceeds	$9,510	$379,602
  How will the issuer complete the transaction and deliver securities to the investors?
  In entering into an agreement on the Netcapital Funding Portal to purchase securities, both investors and Sidekick Technologies, Inc. must agree that a transfer agent, which keeps the records of all of our outstanding shares of Common stock, will issue digital securities in the investor’s name (a paper stock certificate will not be printed). Similar to other online investment accounts, the transfer agent will give investors access to a web site to see the number of shares that they own in our company. These securities will be issued to investors after the deadline date for investing has passed, as long as the targeted offering amount has been reached. The transfer agent will record the issuance when we have received the purchase proceeds from the escrow agent who is holding your investment commitment.
  How can an investor cancel an investment commitment?
  You may cancel an investment commitment for any reason until 48 hours prior to the deadline identified in the offering by logging in to your account with Netcapital, browsing to the Investments screen, and click to cancel your investment commitment. Netcapital will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment. If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

Ownership and Capital Structure

The Offering

  Describe the terms of the securities being offered.
  We are issuing shares of Common stock at an offering price of $0.85 per share.
  Do the securities offered have voting rights?
  The shares of Common stock are being issued with voting rights. However, so that the crowdfunding community has the opportunity to act together and cast a vote as a group when a voting matter comes before the shareholders, a custodian will cast your vote for you. Please refer to the custodian agreement that you sign before your purchase is complete.
  Are there any limitations on any voting or other rights identified above?
  You are giving your voting rights to the custodian, who will vote the shares on behalf of all shareholders who purchased shares on the Netcapital crowdfunding portal.
  How may the terms of the securities being offered be modified?
  We may choose to modify the terms of the securities before the offering is completed. However, if the terms are modified, and we deem it to be a material change, we need to contact you and you will be given the opportunity to reconfirm your investment. Your reconfirmation must be completed within five business days of receipt of the notice of a material change, and if you do not reconfirm, your investment will be canceled and your money will be returned to you.

Restrictions on Transfer of the Securities Offered

The securities being offered may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued, unless such securities are transferred:

  to the issuer;
  to an accredited investor;
  as part of an offering registered with the U.S. Securities and Exchange Commission; or
  to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.
  The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.
  The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Description of Issuer’s Securities

  What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

  Securities

Class of Security	Amount Authorized	Amount Outstanding	Voting Rights	Other Rights
Common	10,000,000	5,870,000	Yes

  Options, Warrants and Other Rights

Type	Description	Reserved Securities
Convertible Notes	Convertible note with option to convert at the next equity financing round that raises a minimum of $1M	234,800
Employee Stock Options	Vesting start date of 1/23/17 with a 4/1 cliff vesting schedule	25,000
  How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

  We are offering common stock on Netcapital. It has all the same rights, preferences, dilution and conditions as all other common shares of stock issued by the company consistent with Delaware law.

  Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

  The convertible notes are a debt security and not equity currently so it is different than the common stock. In addition, the conversion feature of the notes will likely allow conversion into a preferred security which will have a preference and accruing dividend rights above the common on the capital stack.

  How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?
  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  The purchasers of the common stock could be subject to dilution and the company could be forced into a bankruptcy in which the investor will likely lose their entire investment.

  How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

  The pre-money valuation of $5,000,000 was set based on the agreed upon rate established by the previous $200,000 of convertible notes raised in 01/17 for Sidekick Technologies, Inc.

  What are the risks to purchasers of the securities relating to minority ownership in the issuer?

  The risks for minority investors on Netcapital are the same risks that would be suffered by any investor who purchases less than 50.1% of the fully diluted equity of a company. As a minority investor, you will have only those rights afforded by Delaware general corporate law. With any minority investment in a private, start-up SaaS company, an investor should be able to bear a compete loss of their investment.

  What are the risks to purchasers associated with corporate actions including:
    additional issuances of securities,
    issuer repurchases of securities,
    a sale of the issuer or of assets of the issuer or
    transactions with related parties?

  Additional issuance of securities: As is the case with any investment in common stock of a private company, there will be dilution of the ownership interest as Sidekick adds additional investors in future rounds. An investor should assume their purchased ownership interest will be diluted over time and could be subject to recapitalization as well as a complete loss of their investment. Issuer repurchase of securities: There is currently no right of repurchase associated with the common stock issued by the company. There may be such rights in future rounds with preferred securities. Sale of issuer or of assets of the issuer: There is the possibility of a sale of the assets at a price in which the investor may not even recoup their original investment as well as the possibility of a complete loss of the investment by the investor. Transactions with related parties: There are currently no transactions with related parties. If there are, any such transaction will be at arms-length on market terms.

  Describe the material terms of any indebtedness of the issuer:
  Creditor(s)
  Two individual investors
  Amount Outstanding
  $200,000
  Interest Rate
  6.0%
  Maturity Date
  January 3, 2020
  Other Material Terms

  Two notes of $100,000 each are convertible upon the successful execution of an equity financing of not less than $3,000,000 at the lower of (i) 80% of the price paid by other investors or (ii) the quotient of $5,000,000 divided by the number of common shares outstanding immediately prior to the equity financing.

  What other exempt offerings has Sidekick Technologies, Inc. conducted within the past three years?
  Date of Offering
  01/17
  Exemption
  Reg. D, Rule 506b (Title II of JOBS Act)
  Securities Offered
  Debt
  Amount Sold
  $100,000
  Use of Proceeds
  Seed capital used for staffing, marketing and general operation.
  Date of Offering
  01/17
  Exemption
  Reg. D, Rule 506b (Title II of JOBS Act)
  Securities Offered
  Debt
  Amount Sold
  $100,000
  Use of Proceeds
  Seed capital used for staffing, marketing and general operation.
  Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:
    any director or officer of the issuer;
    any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
    if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or
    any immediate family member of any of the foregoing persons.
  No.

Financial Condition of the Issuer

  Does the issuer have an operating history?
  Yes.
  Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

  Sidekick had $31,000 in Cash and Cash Equivalents with an additional $15,000 in Accounts Receivable and Other Current Assets as of December 31, 2016 (as stated in the enclosed Balance Sheet). Sidekick’s capital funding comes from outside investors and began in 2016 as well as an additional $100,000 in the form of a Convertible Note received in 2017 further improving Sidekick’s financial position. Sidekick generated $10,000 in revenue as of December 31, 2016 (as stated on the enclosed Income Sheet) from over 100 customers in its first 4.5 months of operation in 2016. Material trends that Sidekick currently observes in the business are as follows: the number of customers, number of job leads and size of jobs has increased significantly – we expect this to continue as we are intentionally holding back the rate of growth until further investments are secured; the amount of investment doubled from 2016 to 2017 (per note above); however, Sidekick is spending more money on salary, marketing and operations in 2017 than it was in 2016; and it plans to hire one additional staff in June of 2017. Critical milestones that Sidekick plans to achieve in the next 12-24 months include expanding regions, hiring full-time staff, growing revenue 10x, increasing service offerings, optimizing marketing and building its technology roadmap. Forward looking statements are made to the best of our knowledge and are based on information we have today given current market conditions and business results.

Financial Information

  Include the financial information specified by regulation, covering the two most recently completed fiscal years or the period(s) since inception if shorter.
  See attachments:
  Consolidated Financial Statements
  ConsolidatedFinancialStateme.pdf
  With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:
    Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:
      in connection with the purchase or sale of any security?
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:
      in connection with the purchase or sale of any security?;
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
      at the time of the filing of this offering statement bars the person from:
        association with an entity regulated by such commission, authority, agency or officer?
        engaging in the business of securities, insurance or banking?
        engaging in savings association or credit union activities?
      constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement?
    Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:
      suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal?
      places limitations on the activities, functions or operations of such person?
      bars such person from being associated with any entity or from participating in the offering of any penny stock?

    If Yes to any of the above, explain:

    Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:
      any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
      Section 5 of the Securities Act?
    Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
    Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
    Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
  Sidekick Technologies, Inc. answers 'NO' to all of the above questions.

Other Material Information

  In addition to the information expressly required to be included in this Form, include: any other material information presented to investors; and such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

  Video Transcript: Dave: So what is a sidekick? We're a single point of contact for all of your home service needs: We scope the job, we take care of the bidding, we really want to inspire you to do more with your home and have fun doing it.

  Amy: Like many other busy moms and parents out there, our "honey-do-list" is extremely long. So I have found the best way to get through that is to give Dave a call at Sidekick.

  Scott: Having been in business for ten years, my biggest problem has always been identifying what customers are the proper fit for the services I provide. I've got Dave on speed-dial. He's always got my back.

  Dave: One of the main philosophies I adopted from my dad was the relationship piece with custoemrs and clients and I think we've really, really brought that into what we do with Sidekick.

  You don't have to track down multiple contractors to clean your windows or install new gutters or put new flooring down. You can call one person and they'll get the job done for you.

  Scott: In the six months that I've been owrking with Sidekick and adding in that third point of contact with customers, it has just about doubled the amount of work I can get done in a week.

  Amy: Everything is emailed or texted to you and it's an easy online payment which in this day and age makes our life so much easier.

  Scott: If you're a home improvement contractor and you think you offer a uniquer service, Sidekick is the way to go.

  Amy: Absolutely, without a doubt, I would recomment Sidekick.

  Dave: At Sidekick we're all about improving home improvement, so launch a project with us today.

  The following documents are being submitted as part of this offering:

  Governance

  Certificate of Incorporation
  CertificateofIncorporation.pdf
  Corporate Bylaws
  CorporateBylaws.pdf
  Opportunity

  Offering Page
  OfferingPage.png
  Pitch Deck
  PitchDeck.pdf

Ongoing Reporting

  The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its web site, no later than 120 days after the end of each fiscal year covered by the report:

  Once posted, the annual report may be found on the issuer’s web site at: www.sidekickhome.com

  The issuer must continue to comply with the ongoing reporting requirements until:

    the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
    the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
    the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
    the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
    the issuer liquidates or dissolves its business in accordance with state law.